UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2012

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-53166 (Commission File Number)	77-0664193 (IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2012, the Board of Directors (the “Board”) of MusclePharm Corporation (the “Company”) appointed Michael J. Doron to the Board. Mr. Doron was appointed to fill a vacancy created by the resignation of Gordon G. Burr from the Board, effective November 5, 2012. Mr. Doron was also appointed to serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Burr’s resignation was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Information on Mr. Doron, age 51, is as follows: Mr. Doron has been the Managing Director of DDR & Associates, LLC since January 2009, and Evolution Capital Partners, LLC since October 2009. From January 2007 to December 2008, he served as Chief Operating Officer and director of Toyshare, Inc. From February 2006 to January 2007, Mr. Doron served as Chief Operating Officer and Chief Financial Officer of Frontgate Sundance Alliance. From September 2005 to January 2007, he served as Vice President – Private Banking of the Bank of the West. Mr. Doron earned a BA from the University of Maryland and a Masters of Science from American University.

The Company also entered into a standard form of indemnification agreement with Mr. Doron (the “Indemnification Agreement”). The Indemnification Agreement generally provides that the Company will, to the fullest extent permitted by applicable law, indemnify Mr. Doron in accordance with and subject to the terms of the Indemnification Agreement. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Doron in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which Mr. Doron may be entitled under applicable law, the Company’s articles of incorporation or its bylaws, or otherwise. The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2012, and is incorporated herein by reference.

For his service on the Board, Mr. Doron will be entitled to the same compensation arrangements as the Company’s other non-employee directors, including an annual cash retainer of $20,000, a meeting fee of $1,000 per meeting attended for all in-person and telephonic meetings of the Board subject to a $6,000 per-year cap on meeting fees, an initial stock grant of 300,000 shares of restricted common stock of the Company; an annual common stock grant aggregating $25,000 of value, payable at the end of each calendar based upon the closing price of the Company’s common stock in its primary trading market on the date of grant.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2012).

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: November 9, 2012
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President